EXHIBIT 99.1

DTS Reports Second Quarter 2015 Financial Results

CALABASAS, Calif., Aug. 10, 2015 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the second quarter ended June 30, 2015.

"We delivered solid revenue and earnings performance for the second quarter, which continued to be driven by growth in the network-connected mobile and TV markets. DTS worked aggressively in the first half of the year and made a number of exciting announcements, including new Headphone:X™ implementations with letv smartphones and Samsung TV models, as well as adding Spotify, Rhapsody and Rdio to Play-Fi's® content service offerings," said Jon Kirchner, chairman and CEO of DTS, Inc. "While our performance in the first half was broadly in line with our expectations, we are lowering our full year revenue outlook due to a confluence of factors that have resulted in a number of product delays by our customers. Importantly, we are maintaining bottom line guidance through adjustments in spending. Despite some near-term delays impacting customer product launches, we are seeing growing engagement and demand for our technology solutions as we continue to lay the important groundwork for broader ecosystem development, greater penetration and higher unit volumes."

Financial Comparison
	Q2 2015	Q2 2014
Revenue	$34.4 million	$36.2 million
Year-over-Year Growth Rate	(5%)*

GAAP Net Income	$2.3 million	$7.0 million
GAAP Earnings Per Share**	$0.12	$0.41***

Non-GAAP Operating Margin	27%	31%
Non-GAAP Net Income	$6.2 million	$8.0 million
Non-GAAP Earnings Per Share**	$0.34	$0.47
* Excluding royalties from compliance activities, revenue in Q2 2015 was $33.6 million, an increase of 4% compared to $32.4 million in Q2 2014
**Earnings per diluted share net of tax
*** Q2 2014 GAAP results include a $3.3 million income tax benefit related to a discrete item

Other GAAP Results
	Q2 2015	Amount Per Diluted Share*
Stock-Based Compensation	$2.7 million	$0.10
Amortization of Intangibles	$2.6 million	$0.10
*Amount per diluted share net of 30% tax rate

DTS closed the quarter with cash and investments totaling $87.5 million and bought back 600,000 shares as part of the approved two million share buyback program.

The GAAP and non-GAAP reconciling items for the quarters ended June 30, 2015 and 2014 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.dts.com.

Business Outlook

The Company is revising its full year revenue outlook to the range of $140 million to $145 million, while maintaining previously issued bottom line guidance of non-GAAP diluted EPS in the range of $1.65 to $1.75.

The Company now expects non-GAAP operating margins in the range of 27% to 31%. On a GAAP basis, the Company expects operating margins in the range of 14% to 16% and diluted EPS in the range of $0.80 to $0.90.

This outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges and the related income tax effects for stock-based compensation, the amortization of intangible assets, and realignment costs. Over the past several years, the Company's GAAP tax rate has varied substantially. As a result of the completion of an international restructuring in 2014, management believes the most appropriate measure for its estimated annual effective tax rate is approximately 30%. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for August 10, 2015

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the second quarter ended June 30, 2015 results. To access the conference call, dial 1-888-438-5448 or 1-719-785-1765 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, August 10, 2015 through 11:59 p.m. Pacific Time, August 17, 2015, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 6132859.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq:DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinemas and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world's leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners' network-connected devices. For more information, please visit www.dts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2015; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the Company's ability to penetrate the on-line and mobile content delivery market and adapt DTS' technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 55,204	$ 99,435
Short-term investments	32,266	--
Accounts receivable, net	16,610	12,364
Deferred income taxes	12,066	12,095
Prepaid expenses and other current assets	3,610	5,892
Income taxes receivable	2,375	3,925
Total current assets	122,131	133,711
Property and equipment, net	26,903	27,089
Intangible assets, net	43,827	48,543
Goodwill	50,356	50,356
Deferred income taxes	29,028	26,176
Other long-term assets	2,705	2,395
Total assets	$ 274,950	$ 288,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,596	$ 4,492
Accrued expenses	10,270	16,761
Deferred revenue	9,759	10,827
Income taxes payable	51	294
Current portion of long-term debt	7,500	5,000
Total current liabilities	30,176	37,374
Long-term debt	17,500	20,000
Other long-term liabilities	12,105	11,993

Stockholders' equity:
Preferred stock	--	--
Common stock	3	3
Additional paid-in capital	253,123	241,053
Treasury stock, at cost	(111,331)	(92,184)
Accumulated other comprehensive income	810	808
Retained earnings	72,564	69,223
Total stockholders' equity	215,169	218,903
Total liabilities and stockholders' equity	$ 274,950	$ 288,270

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)

Revenue	$ 34,426	$ 36,189	$ 68,363	$ 73,024
Cost of revenue	2,743	2,460	5,527	4,791
Gross profit	31,683	33,729	62,836	68,233
Operating expenses:
Selling, general and administrative	18,186	18,796	37,969	41,401
Research and development	9,611	9,183	19,239	18,006
Total operating expenses	27,797	27,979	57,208	59,407
Operating income	3,886	5,750	5,628	8,826
Interest and other income (expense), net	(458)	231	(619)	17
Income before income taxes	3,428	5,981	5,009	8,843
Provision (benefit) for income taxes	1,141	(1,034)	1,668	(12,483)
Net income	$ 2,287	$ 7,015	$ 3,341	$ 21,326

Net income per common share:
Basic	$ 0.13	$ 0.41	$ 0.19	$ 1.24
Diluted	$ 0.12	$ 0.41	$ 0.18	$ 1.23

Weighted average shares outstanding:
Basic	17,580	17,038	17,521	17,161
Diluted	18,415	17,190	18,326	17,379

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Six Months Ended
	June 30,
	2015	2014
	(Unaudited)
Cash flows from operating activities:
Net income	$ 3,341	$ 21,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,181	7,403
Stock-based compensation charges	5,640	5,397
Deferred income taxes	(2,029)	(17,957)
Tax shortfalls from stock-based awards	--	(320)
Excess tax benefits from stock-based awards	(1,696)	--
Other	310	(14)
Changes in operating assets and liabilities:
Accounts receivable	(4,419)	(9,987)
Prepaid expenses and other assets	2,339	1,732
Accounts payable, accrued expenses and other liabilities	(7,369)	(1,830)
Deferred revenue	(1,068)	(2,113)
Income taxes receivable/payable	1,948	1,951
Net cash provided by operating activities	4,178	5,588
Cash flows from investing activities:
Purchases of available-for-sale investments	(32,344)	--
Sale of other assets	--	725
Purchases of property and equipment	(1,544)	(798)
Purchases of intangible assets	(1,660)	(399)
Other investing activities	(300)	--
Net cash used in investing activities	(35,848)	(472)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	7,664	1,544
Cash paid for shares withheld for taxes	(2,774)	(692)
Excess tax benefits from stock-based awards	1,696	--
Purchases of treasury stock	(19,147)	(7,495)
Net cash used in financing activities	(12,561)	(6,643)
Net change in cash and cash equivalents	(44,231)	(1,527)
Cash and cash equivalents, beginning of period	99,435	66,025
Cash and cash equivalents, end of period	$ 55,204	$ 64,498

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of revenue:
GAAP cost of revenue	$ 2,743	$ 2,460	$ 5,527	$ 4,791
Amortization of intangible assets	2,386	2,154	4,754	4,297
Non-GAAP cost of revenue	$ 357	$ 306	$ 773	$ 494

Selling, general and administrative:
GAAP selling, general and administrative	$ 18,186	$ 18,796	$ 37,969	$ 41,401
Amortization of intangible assets	261	428	526	642
Stock-based compensation	1,990	2,255	4,127	4,053
Realignment costs	--	--	--	785
Non-GAAP selling, general and administrative	$ 15,935	$ 16,113	$ 33,316	$ 35,921

Research and development:
GAAP research and development	$ 9,611	$ 9,183	$ 19,239	$ 18,006
Stock-based compensation	752	673	1,513	1,344
Realignment costs	--	--	--	333
Non-GAAP research and development	$ 8,859	$ 8,510	$ 17,726	$ 16,329

Operating income:
GAAP operating income	$ 3,886	$ 5,750	$ 5,628	$ 8,826
Amortization of intangible assets	2,647	2,582	5,280	4,939
Stock-based compensation	2,742	2,928	5,640	5,397
Realignment costs	--	--	--	1,118
Non-GAAP operating income	$ 9,275	$ 11,260	$ 16,548	$ 20,280
Non-GAAP operating income as a % of revenue	27%	31%	24%	28%

Net income:
GAAP net income	$ 2,287	$ 7,015	$ 3,341	$ 21,326
Amortization of intangible assets	2,647	2,582	5,280	4,939
Stock-based compensation	2,742	2,928	5,640	5,397
Realignment costs	--	--	--	1,118
Adjustment for income taxes	(1,504)	(4,481)	(3,111)	(18,572)
Non-GAAP net income	$ 6,172	$ 8,044	$ 11,150	$ 14,208

Non-GAAP diluted income per common share	$ 0.34	$ 0.47	$ 0.61	$ 0.82

Non-GAAP weighted average diluted shares outstanding	18,415	17,190	18,326	17,379

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2015 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2015
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	14%	16%
Amortization of intangible assets	6%	7%
Stock-based compensation	7%	8%
Non-GAAP operating income as a % of revenue	27%	31%

Net income per diluted share:

GAAP net income per diluted share	$ 0.80	$ 0.90
Amortization of intangible assets	0.56	0.58
Stock-based compensation	0.65	0.69
Adjustment for income taxes	(0.36)	(0.42)
Non-GAAP net income per diluted share	$ 1.65	$ 1.75

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.0	18.0
CONTACT: Investor Contact

         DTS, Inc.
         Geri Weinfeld
         Director, Investor Relations
         geri.weinfeld@dts.com
         (818) 436-1231